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          ____________________________________________

                       AMENDMENT NO. 1 TO
                      AMENDED AND RESTATED
                      INDENTURE OF MORTGAGE

                  Dated as of December 28, 1993

          ____________________________________________



                   TRUMP'S CASTLE ASSOCIATES,
                a New Jersey general partnership,

                          as Mortgagor

                               and

                    MIDLANTIC NATIONAL BANK,

                          as Mortgagee



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Prepared by: _______________________________
             Ira A. Rosenberg, Esq.
             Sills Cummis Zuckerman Radin
               Tischman Epstein & Gross, P.A.
             One Riverfront Plaza
             Newark, New Jersey  07102
             (201) 643-7000

             AMENDMENT NO. 1 TO AMENDED AND RESTATED
                     INDENTURE OF MORTGAGE
                    ------------------------

     AMENDMENT NO. 1 (the "Amendment") to AMENDED AND RESTATED INDENTURE OF MORTGAGE, dated as of December 28, 1993, between TRUMP'S CASTLE ASSOCIATES, a New Jersey general partnership which is the successor to Trump's Castle Associates Limited Partnership, a New Jersey limited partnership (the "Mortgagor"), and MIDLANTIC NATIONAL BANK, a national banking association (the "Mortgagee"). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Original Mortgage (herein defined).


                           WITNESSETH:
                           ----------

     WHEREAS, the Mortgagor delivered to the Mortgagee an Amended and Restated Mortgage, dated as of May 29, 1992 (the "Original Mortgage"), recorded in Mortgage Book 4777, commencing at page 200, to secure certain obligations including, without limitation, obligations under the 1992 Credit Agreement (as hereinafter defined) and the Note (as hereinafter defined).

     WHEREAS, as of May 29, 1992, among other things, (i) the Mortgagor, Trump's Castle Funding, Inc. ("Funding") and the Mortgagee entered into a Credit Agreement (the "1992 Credit Agreement"), and (ii) the Mortgagor issued to the Mortgagee an Amended and Restated Term Note in the principal amount of $38,000,000, bearing interest and being payable as set forth therein (the "1992 Note");

     WHEREAS, the Mortgagee and the Mortgagor have agreed to amend and restate the 1992 Credit Agreement (the 1992 Credit Agreement, as so amended and restated as of the date hereof and as the same may hereafter from time to time be amended, supplemented, restated or otherwise modified in writing, the "Credit Agreement") and the Mortgagor has agreed to execute an Amendment No. 1 to the 1992 Note (the 1992 Note, as so amended by Amendment No. 1 thereto dated as of the date hereof and as the same may hereafter from time to time be amended, supplemented, restated or otherwise modified in writing, including any replacement Note issued pursuant to Section 2.03 of the Credit Agreement, the "Note"), but only upon the condition, among others, that the Mortgagor confirm, acknowledge and agree in writing that the Original Mortgage, as amended by this Amendment No. 1, continues to constitute collateral security for the obligations of the Mortgagor under the Credit Agreement and the Note, with the priority and upon the other terms as set forth therein; and
                                 (1)

     WHEREAS, the Mortgagor has agreed to execute and deliver to Mortgagee this Amendment No. 1 to the Original Mortgage.

     NOW THEREFORE, in consideration of the foregoing and $10.00 in hand paid by the Mortgagee to the Mortgagor and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, Mortgagor hereby agrees with the Mortgagee as follows:

     1. General. Mortgagor hereby confirms to and agrees with Mortgagee that the Original Mortgage secures all of the obligations under the Credit Agreement and all of the obligations under the Note. Anything to the contrary contained herein or in the Original Mortgage notwithstanding, Mortgagor further confirms to and agrees with the Mortgagee that, without limiting the generality of the preceding sentence, except as referred to in the recitals on pages 1 and 2 of the Original Mortgage, (a) the term "Credit Agreement" as defined in the Original Mortgage means the Amended and Restated Credit Agreement dated of even date herewith among the Mortgagor (as Borrower), Funding (as Guarantor) and the Mortgagee (as Lender), as it may from time to time be amended, supplemented, restated or otherwise modified in writing; (b) the term "Note" as defined in the Original Mortgage means the Note (as defined in the Original Mortgage), as amended by Amendment No. 1 thereto dated as of even date herewith and as may from time to time be amended, supplemented, restated or otherwise modified (including any extension) in writing, and shall include any replacement Note issued pursuant to Section
2.03 of the Credit Agreement; (c) the term "Mortgage" as defined in the Original Mortgage means the Amended and Restated Mortgage dated as of May 29, 1992, as amended by this Amendment No. 1 and as it may from time to time be amended, supplemented, restated or otherwise modified in writing; and (d) reference in the Original Mortgage and in this Amendment No. 1 to the phrase "as from time to time amended, supplemented or modified" and similar phrases was intended to and does include, therein and herein, restatements of the documents with respect to which such reference was or is hereby made.

     2.   Amendment of Granting Clauses and Other Clauses.  The
Granting Clauses of the Original Mortgage are hereby amended as follows:

          (a) Amendment of Paragraph Preceding Granting Clause First. The words "mortgaged, pledged" are hereby added to the fourth to last line of the paragraph immediately preceding Granting Clause First, between the words "alienated" and "released" and the following words are hereby added to the end of such paragraph "and does hereby grant to Mortgagee and its successors a security interest in and to all of Mortgagor's right, title and interest in, to and under all of the following

                                 (2)
described property (including the proceeds thereof)," (it being confirmed by Mortgagee that, to the extent required by applicable
Legal Requirements, a security interest in and to all such property was granted in the Original Mortgage).

          (b) Amendment of Granting Clause Third. The words "Mortgagor as" are hereby added to the first line of Granting Clause Third between the words "of" and "lessor". The words "and during the continuance of" are hereby added to the seventh line of Granting Clause Third between the words "of" and "an". Mortgagor confirms that the rents, income, revenues and other items referred to in Granting Clause Third include, without limitation, fees and charges.

          (c) Amendment of Granting Clause Fourth. Mortgagor hereby confirms that the grant in Granting Clause Fourth was intended to and hereby agrees that such grant does include (i) all of Mortgagor's title and interest in and to such assets, and
(ii) all assets of Mortgagor, whether now owned and/or hereafter acquired by Mortgagor. Granting Clause Fourth (g)(vi) is hereby amended to read as follows after the word "shows" on the third line thereof:

     "in any showroom, convention space, exhibition hall or sports and entertainment arena of the Casino Hotel or in any other improvements now or hereafter located on any of the Premises."

     Granting Clause Fourth (h) is hereby amended to add after the word "development" on the third line thereof the words
"design, construction and/or improvement of the Casino Hotel, or for any other development"

          (d)  Confirmations re: Granting Clause Fifth:
Mortgagor confirms and hereby agrees that Clause "(b)" of Granting Clause Fifth includes, without limitation, to the extent not included in any other Granting Clause of the Mortgage (but excluding all Excepted Property) each of the following: all pedestrian bridges, entrance-ways, parking lots, plazas, curb-cuts, walkways, driveways and landscaping and such fixtures as constitute real property, now or hereby erected or placed on the Premises or on any other land or any interest therein hereafter acquired by Mortgagor, lighting equipment, electronic billboards, ice machines, printing presses, mirrors, bars, furnaces, coal and oil burning apparatus, wall cabinets, machinery, generators, partitions, steam and hot water boilers, lighting and power plants, pipes, plumbing, radiators, sinks, bathtubs, water closets, gas and electrical fixtures, blinds, dishwashers, freezers, and vacuum cleaning systems; other fire prevention or extinguishing apparatus and material; bookings for any other improvements now or hereafter located on any of the Premises; all

                                 (3)
leases, whether with respect to the real property, personal property or both real and personal property of Mortgagor; trade names; service marks; any and all goodwill associated with the Casino or Hotel or any of the other assets contained in the Trust Estate, including any improvements now or hereafter located in any of the Premises; any employment contracts with officers and other employees of the Mortgagor; all software licensing agreements as are required to operate computer software system on any other improvements now or hereafter located on any of the Premises; all contracts, purchase orders, requisitions, and agreements relating to any other improvements now or hereafter located on any of the Premises; lighting fixtures; other materials respecting lighting; poker tables, other gaming tables; kitchen utensils; all upholstery material, carpets and rugs, beds, bureaus, chandeliers, chairs, chests, desks, bookcases, tables, curtains, hangings, pictures, divans, couches, ornaments, bars, bar fixtures, safes, stoves, ranges, refrigerators, radios, televisions, clocks, electrical equipment, lamps, mirrors, heating and lighting fixtures and equipment, ice machines, air conditioning machines, fire prevention and extinguishing apparatus, laundry machines, and all similar and related articles used in bedrooms, sitting rooms, bathrooms, boudoirs, halls, closets, kitchens, dining rooms, offices, lobbies, basements and cellars in the Casino Hotel and in any other improvements now or hereafter located on any of the Premises; and any customer lists utilized by Mortgagor including lists of transient guests and restaurant and bar patrons and "high roller" lists.

     It is acknowledged by Mortgagee, as to Granting Clause Fifth, the fifth paragraph on page 8 of the Original Mortgage, and as to the sixth full paragraph on page 8 of the Original Mortgage in the next to last line, that any property which hereafter becomes Excepted Property in accordance with the terms of this Mortgage shall after such time no longer be part of the Trust Estate and subject to the lien of this Mortgage.

     3. Amendment of Section 1.01(b). The word "not" is hereby added to the first line of Section 1.01(b) between the words
"terms" and "otherwise".

     4.   Amendment of Specified Definitions in Section 1.01.
The following additional changes are made to Section 1.01 of the Original Mortgage:

          (a) The term "Appraised Value" is hereby amended in its entirety to read as follows: "'Appraised Value' means the fair market value of the Casino Hotel, and of all other property now or hereafter owned or leased by Mortgagor and subject to the lien of this Mortgage, as determined by an Independent Appraiser on the basis of an appraisal in conformity with the criteria set forth at 12 C.F.R. 564.4 or such similar published policy or

                                 (4)
regulation as from time to time governs real estate related transactions by institutions regulated by the Office of Thrift Supervision; provided, that the value of the Casino Hotel and such other property shall not include the value of (i) any furniture, fixtures and equipment therein to the extent of the Outstanding Amount of any indebtedness secured by any F,F&E Financing Agreement with respect thereto and (ii) any Excepted Property."

          (b) As to the term "Casino Hotel", the word "all" is added to the second line between the words "and" and "furniture".

          (c) The term "Credit Agreement" has the meaning set forth above.

          (d) As to the term "Default", the words "and continuance" in the first line of such definition are hereby deleted.

          (e) As to the term "Event of Default", the following words in the second sentence thereof "and be continuing" are hereby deleted.

          (f) As to the term "Independent", the word "Mortgagor" shall replace the word "Mortgagee" on the eleventh line thereof.

          (g) The term "Insurance Trustee" is hereby amended in its entirety to read as follows: "`Insurance Trustee' means the Mortgagee or, if the Mortgagee so elects, (i) any bank, trust company or insurance company with a net worth in excess of $100,000,000 designated by the Mortgagee or (ii) the Mortgagor."

          (h) The term "Intercreditor Agreement" is hereby amended in its entirety to read as follows: "`Intercreditor Agreement' means the Intercreditor Agreement dated as of the date of Amendment No. 1 to the Mortgage between the Mortgagee and each Trustee, as from time to time amended, supplemented, restated or otherwise modified in writing."

          (i) The term "Mortgage Debt" is hereby amended in its entirety to read as follows: "'Mortgage Debt' means at any point in time, the Indebtedness of the Mortgagor under the Credit Agreement, the Note and the other Lending Documents and the Indebtedness of the Mortgagor and the Company under the Indentures and the other Indenture Documents and under any Replacement Debt Documents."

          (j)  The term "Management Agreement" is hereby deleted.

          (k) The term "Opinion of Counsel" is hereby amended in its entirety to read as follows: "Opinion of Counsel means a written opinion of Independent Legal Counsel."

                                 (5)

          (l) The term "Original Policy" is hereby amended in its entirety to read as follows: "`Original Policy' means the ALTA Loan Policies of Title Insurance issued by: First American Title Insurance Company, Chicago Title Insurance Company and Commonwealth Land Title Insurance Company, dated as of the date of Amendment No. 1 to the Mortgage."

          (m) The term "Services Agreement" has the meaning stated in Section 1.01 of the Credit Agreement.

          (n)  The term "Trustee" is hereby amended to add "or
Trustees" after the word "Trustee."

          (o)  See Section 1 hereof for other changes to Section
1.01 of the Mortgage.

     5.   Other Amendments to Article I.

          (a) Section 1.02(a) is hereby amended (i) to substitute Thomas M. Cerabino, Esq. for Theodore LaPier with respect to the delivery of notices to Willkie Farr & Gallagher and (ii) to delete the requirement that any notices (or copies of any notices) be delivered to TC/GP.

          (b) The following paragraph is hereby added to the end of Section 1.03.

     "This will confirm that every application, certificate, report, affidavit, opinion, consent, statement or other instrument required to be delivered to Mortgagee under this Mortgage or under any other Mortgage Document shall be in writing and shall be prepared and delivered without cost and expense to Mortgagee."

          (c) Section 1.07 of the Original Mortgage is hereby amended to add the following to the end of Section 1.07: "and if any such provision is invalid, illegal or unenforceable only as to certain Person(s) or circumstance(s) the application of such provisions to other Person(s) or circumstance(s) shall not be affected thereby and each such provision shall in any event be enforced to the greatest extent permitted by law."

          (d) The last sentence in Section 1.10 of the Original Mortgage is hereby amended to (i) to add a comma after the word "under" and before the second "with" on the second and third lines, respectively of such sentence and to add to the end of such sentence the words "to the extent any portion of the payment thereof must be paid or returned by the Mortgagee to the Mortgagor or any other Person for any reason whatsoever".

                                 (6)

          (e) Section 1.12(a)(vi) is hereby amended to add the following sentence:

     "Mortgagee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if Mortgagee shall determine to make any such further inquiry or investigation, it shall be entitled (subject to the express limitations with respect thereto contained in this Mortgage, if any and except to the extent, if any, in Section 11.08 of the Credit Agreement) to examine the books, records and premises of Mortgagor, personally or by agent or attorney, and Mortgagee may, in its sole discretion, discontinue such inquiry or information at any time."

          (f) Section 1.12(a) is hereby amended by adding thereto a new Subsection (ix) to read as follows:

     "Mortgagee shall not be personally liable, in case of entry by it upon the Trust Estate, for debts contracted or liabilities or damages incurred in the management or operation of the Trust Estate."

          (g) Mortgagor confirms that, with respect to the application of Section 1.15(b) and otherwise, neither any grace period nor notice is required with respect to certain Defaults and Events of Defaults.

          (h) Mortgagor confirms it has granted (and to the extent, if any, it has not, does hereby grant) a security interest in the Trust Estate to the Mortgagee to the extent that the grant of any security interests or other lien in any portion of the Trust Estate is governed by the Uniform Commercial Code as in effect under the laws of the State of New Jersey or any other State.

     6.   Amendment of Article II of the Original Mortgage.
Article II of the Original Mortgage is hereby amended as follows:

          (a)  Amendment of Section 2.01.  Section 2.01 of the
Original Mortgage is hereby amended to include, on the fourth line of Section 2.01, the words "and the Credit Agreement" between the words "Mortgage," and "to".

          (b) Amendment of Section 2.02. Section 2.02 is hereby amended as follows: (i) the following words shall be added to the end of the last sentence of Section 2.02: "provided that Mortgagee shall have no liability thereunder and all costs and expenses (including, without limitation, reasonable attorneys fees and disbursements) shall be paid by Mortgagor"; and (ii)
Section 2.02(d) is hereby amended to add to the end of such subsection the following:

                                 (7)

     "including, without limitation, that each Trustee has confirmed in writing to Mortgagee that it has released from the lien of its mortgage and any other security instrument any lien or other encumbrance it has with respect to the properties desired to be conveyed by Mortgagor."

          (c) Amendment of Section 2.03. Section 2.03 is hereby amended as follows: (i) on the second line of Section 2.03(a) after the word "contrary", the words "subject to the provisions of Section 2.03(e)" shall be added; and (ii) a new Section
2.03(e) shall be added to read in its entirety as follows:

     "Notwithstanding anything to the contrary contained in this
     Section 2.03 or otherwise, the Mortgagor shall not have the right to perform any of the acts provided for in this
     Section 2.03 unless each Trustee confirms in writing to the Mortgagee that any portion of the Trust Estate to be conveyed free from the lien of the Mortgage will simultaneously become free from the lien of each Indenture Mortgage and any other security instrument granted to each Trustee".

          (d) Amendment of Section 2.04. Section 2.04 is hereby amended as follows: (i) the words "Except as provided in the last sentence of this Section 2.04" are hereby added to the beginning of the first sentence of Section 2.04; and (ii) the following sentence is hereby added to the end of Section 2.04:
"Notwithstanding the foregoing, to the extent and prior to the time any Trustee receives a security interest or other lien of any kind in or to any of the property described in this Section 2.04, Mortgagee shall receive a lien and security interest in all such property with a greater priority than that directly or indirectly granted to any Trustee".

     7.   Amendment of Article III.  Article III of the Original
Mortgage is hereby amended as follows:

          (a) Section 3.07 is hereby amended to put a period after "Trust Estate" on the last line and to immediately thereafter start a new sentence with the words "The provisions of this Section 3.07 are".

          (b) Section 3.08 is hereby amended to replace on the 6th line thereof the word "hereof" with the word "thereof".

          (c)  Section 3.09 is hereby amended to replace the word
"hereunder" on the eighteenth line of Section 3.09 with the words
"under Section 3.09".
                                 (8)

          (d) Section 3.10(b) is hereby amended to delete the words "being advised by counsel" in the ninth line of Section
3.10(b).

          (e)  Section 3.11 is amended to delete the words
"pursuant to this Article III" in the second line of Section
3.11.

     8. Amendments to Article Five. Article Five is hereby amended as follows:

          (a) Amendment of Section 5.07. Section 5.07 is hereby amended as follows: (i) to add the words "or any interest therein" in the first line of the first paragraph of Section 5.07 after the word "mixed" and before the word "other"; (ii) the following paragraph shall be added to Section 5.07 as the next to last paragraph thereof.

     "Mortgagor shall use reasonable efforts to insure that all Operating Assets (other than Excepted Property) or any interest therein hereafter acquired by Mortgagor shall be assignable to Mortgagee, and to the extent such assignment to Mortgagee requires the consent of any governmental authority or any other Person, Mortgagor shall use reasonable efforts to obtain such consent or a waiver thereof and Mortgagor shall not effectively assign same to any Trustee unless Mortgagor also assigns same to Mortgagee."

          (b) Amendment of Section 5.08. Section 5.08 is hereby amended as follows: (i) Section 5.08(b) is hereby amended to add the words "first class" between the words "other" and "casino-hotel" in the eighth line thereof; (ii) Section 5.08(c) is hereby amended to add the words "first class" between the words "other" and "casino-hotel" in the fourth line thereof; (iii) Section 5.08(d) is hereby amended to add the words "or any part thereof" between the words "Estate" and "then" on the 11th line of Section 5.08(d) and delete the words "part hereof" on such line and by adding the words "and comply with all obligations of the Mortgagor under, and keep in full force and effect, all easements which in any respect inure to the benefit of, or otherwise affect, the Trust Estate or any part thereof, if a failure to comply with the same would impair Mortgagee's security hereunder" at the end of Clause (iii) of Section 5.08(d); (iv) a new Section 5.08(f) is hereby amended to read as follows:

     "Notwithstanding anything to the contrary contained in this
     Section 5.08 or in Section 5.09, to the extent any provisions contained herein are inconsistent with the provisions of Section 11.05 of the Credit Agreement with respect to the Mortgagor's obligations to promptly pay real

                                 (9)
     estate taxes, the provisions of such Section 11.05 shall control."

     A new Section 5.08(g) is hereby added to Section 5.08, to read in its entirety as follows:

          In the event of the passage after the date of this Mortgage of any law of the State of New Jersey, or any other governmental entity, changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for federal, state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of Mortgagee, pay the full amount of such new or additional taxes.

          (c) Amendment of Section 5.09. Section 5.09 is hereby amended to add a last sentence as follows: "Notwithstanding anything to the contrary, to the extent that the provisions of Sections 11.05 and/or 1.12(c) of the Credit Agreement respecting the payment of real estate taxes conflict with the provisions of this Section 5.09 and/or Section 1.15(c) of this Mortgage, the provisions of Sections 1.12(c) and/or 11.05 of the Credit Agreement shall control."

          (d) Amendment of Section 5.11. Section 5.11 is hereby amended as follows: (i) for the purposes of this Section 5.11, the word building or buildings shall be deemed to include, without limitation, all structures and all other improvements on the Premises; (ii) Sections 5.11(a)(iv) and (v) are hereby each amended in its entirety to read as follows:

          (iv) business interruption insurance covering not less than 6 months of loss, provided that, at any time that Mortgagor is renewing any policy for such insurance or taking out any new or replacement policy for such insurance covering a period of less than 12 months, Mortgagor shall deliver to Mortgagee an Officers' Certificate certifying that the period of coverage to be maintained by Mortgagor under such policy is the maximum that can be maintained at rates determined by Mortgagor to be reasonable for such coverage;

          (v) to the extent available, flood insurance in an amount not less than the Insurance Amount, or, if such insurance cannot be obtained in an amount not less than the Insurance Amount, such lesser amount as may then be so obtainable but in no event less than $100,000,000; and
                                 (10)

(iii) a new Section 5.11(i) is hereby added to Section 5.11 to read in its entirety as follows:

          (i) Mortgagor shall maintain at all times during the performance of Alterations, in addition to any insurance required to be maintained under Section 5.11 hereby, appropriate workers' compensation insurance covering all persons employed for such Alterations to the extent required by applicable law, and comprehensive general liability insurance expressly covering the additional hazards due to such Alterations. Each such policy of insurance shall comply with the provisions of this Section 5.11, and Mortgagor shall comply with Subsections (b), (c), (e),
     (f), (g) and (h) of Section 5.11 in connection with all such insurance.

     Notwithstanding anything to the contrary in this Mortgage, whether or not payment of proceeds or other payment(s) in respect of any insurance policy is required to be made by Mortgagor to Mortgagee pursuant to Section 5.11 or any payment is required to be made by Mortgagor to Mortgagee pursuant to Section 5.20, any and all such payments shall be paid to Mortgagee (to be applied pursuant to the terms of this Mortgage and the Intercreditor Agreement) until all obligations under the Credit Agreement, this Mortgage and Note are paid in full prior to the payment of any such amount to any Trustee. To the extent that from time to time either any Trustee is named as a loss payee on any other insurance policy or on any insurance policy with greater coverage than is provided herein, or any insurance is otherwise designated for any Trustee, then the Mortgagor agrees to cause the Mortgagee to be named as a loss payee on each such additional or other policy.

          (e) Amendment of Section 5.17. Section 5.17 is hereby amended as follows: (i) the word covenants is deemed to include the terms, provisions, or conditions contained in this Mortgage; and (ii) Mortgagor agrees that (A) all payments by Mortgagee pursuant to Section 5.17 shall be immediately due and payable by Mortgagor to Mortgagee and shall be secured by the lien of this Mortgage; and (B) no such advance or payment by Mortgagee shall relieve Mortgagor from any default hereunder or impair any right or remedy of Mortgagee.

          (f) Amendment of Section 5.20. Section 5.20 is hereby amended to include the words "or if applicable Legal Requirements do not permit the Restoration of the Casino Hotel for use as a hotel and casino complex" between the words "Restoration" and "then" on the next to last line of Section 5.20(a). Section 5.20(a) is hereby also amended to change the percentage requirement in Section 5.20(a) in the twenty-fourth line thereof

                                 (11)
from 66 2/3% to 80% and to change the amount in the fourth line thereof from $5,000,000 to $10,000,000.

          (g)  A new Section 5.21 is hereby added to the Original
Mortgage, and shall read in its entirety as follows:

     Section 5.21.  Environmental.

     Without limiting the generality of any other provision of this Mortgage, Mortgagor covenants, represents and warrants to Mortgagee as follows:

          (a) Mortgagor shall comply with any and all federal, state and local environmental legislation, rules, and regulations in effect as of the date of this Mortgage and subsequent thereto, including, without limitation, the Spill Compensation and Control Act (N.J.S.A. 58:10-23. 11 et seq.) (the "Spill Act"); the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) ("ISRA"); the Solid Waste Management Act (N.J.S.A. 13:1E-1 et seq.); the Resource, Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA") and such other environmental legislation, rules and regulations, as are in or may come into effect and apply to (i) Mortgagor and/or Mortgagee with respect to the Premises or (ii) the transactions contemplated hereby, and as to any occupants or users of the Trust Estate, whether as lessees, tenants, licensees or otherwise, Mortgagor shall use its best efforts to cause same to comply with said legislation, rules and regulations.
Mortgagor agrees to pay all costs required in connection with compliance with the foregoing legislation, rules and regulations.

          (b) Mortgagor has not used in the past, nor shall Mortgagor use in the future, the Premises for the purpose of refining, producing, storing, handling, transferring, processing or transporting "Hazardous Substances", as such term is defined in ISRA, the Spill Act, CERCLA or the regulations relating thereto, except that Mortgagor and its subsidiaries have used, and Mortgagor may continue in the future to use, substances in the operation and maintenance of the Premises, including, without limitation, heating oil, gasoline and cleaning chemicals which could be considered as "Hazardous Substances" under the preceding definition.

          (c) To the best of Mortgagor's knowledge, after due inquiry and investigation, none of the real property owned, leased and/or occupied by Mortgagor and located in the State of New Jersey, including, without limitation, the Premises, has been or is now being used as a "Major Facility" as such term is defined in N.J.S.A. 58:10-23.11b(l). Mortgagor will not use the Premises in the future as a "Major Facility".


                                 (12)

          (d) To the best of Mortgagor's knowledge, after due inquiry and investigation, no lien has been attached to any revenues or any real or personal property owned by Mortgagor or the Premises, as a result of the Chief Executive of the New Jersey Spill Compensation Fund expending monies from said fund to pay for "Cleanup Costs", as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of Mortgagor or any previous owner and/or operator of such real property.

          (e) There is no asbestos or asbestos containing material on the Premises. To the best of Mortgagor's knowledge, there are no underground storage tanks located at the Premises, other than those tanks previously disclosed to Mortgagee and which are maintained in accordance with all material Legal Requirements. Mortgagor has not installed or placed, or permitted to be installed or placed, any underground storage tanks at or on the Premises, other than those tanks previously disclosed to Mortgagee and which are maintained in accordance with all material Legal Requirements. Underground storage tanks shall have the definition as set forth in N.J.S.A. 58:10A-22(p).

          (f) Mortgagor has not received a summons, citation, directive, letter, other written communication, or, to the best of its knowledge, any oral communication, from the New Jersey Department of Environmental Protection and Energy or from any other Person concerning any intentional or unintentional action or omission on Mortgagor's part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b(k), into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey, in either case resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

          (g) In connection with any purchase of the Premises or any business or assets located thereon or any "closing, terminating or transferring operations" of any "industrial establishment", as that term is defined in ISRA, occurring on or after December 31, 1983, Mortgagor required that the owner and or operator of the industrial establishment comply with the provisions of ECRA and the owner and or operator did comply therewith.

          (h) Upon the occurrence of an Event (as hereinafter defined), Mortgagee shall have the right to have its consultants perform a comprehensive environmental audit of the Premises. Such audit shall be conducted by an environmental consultant chosen by Mortgagee and may include a visual survey, a record review, an

                                 (13)
area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Premises, an asbestos survey of the Premises, which may include random sampling of the improvements and air quality testing, and such further site assessments as Mortgagee may reasonably require due to the results obtained from the foregoing. Mortgagor grants Mortgagee, its agents, consultants and contractors the right to enter the Premises for the purposes of performing such studies and the cost of such studies shall be due and payable by Mortgagor to Mortgagee upon demand and shall be secured by the lien of this Mortgage. Mortgagee shall direct the environmental consultant to use its best efforts not to hinder Mortgagor's or any tenant's operations when conducting such audit, sampling or inspections. For purposes of this paragraph, the term "Event" shall mean (i) the occurrence of any Event of Default, (ii) the issuance of any summons, citation, directive or similar written notice from the New Jersey Department of Environmental Protection and Energy or from any other local, state or federal governmental authority or from any other person, firm or corporation concerning any alleged material violation of any and all federal, state and local environmental legislation, rules and regulations in effect as of the date of this Mortgage and subsequent thereto or (iii) the initiation of any legal action, suits or other legal or administrative proceedings relating to or in connection with any alleged violation of any and all federal, state and local environmental legislation, rules and regulations in effect as of the date of this Mortgage and subsequent thereto.

          (i) If a lien shall be filed against the Premises by the New Jersey Department of Environmental Protection and Energy, pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11(f), as a result of the Chief Executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23.11g, and/or "Cleanup and Removal-Costs", as such term is defined in N.J.S.A. 58:10-23(b), arising from an intentional or unintentional action or omission of Mortgagor resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.ll(b)k into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, then, unless there is a good faith basis for contesting such lien and Mortgagor is so contesting such lien in accordance with both
Section 5.09 hereof and has taken all other actions relating thereto as required by any other provisions of this Mortgage or the Credit Agreement, Mortgagor shall, within 30 days from the date that Mortgagor is given notice that the lien has been placed against the Premises or within such shorter period of time if the State of New Jersey has commenced steps to cause the Premises to be sold pursuant to the lien, either (i) pay the claim and remove the lien from the Premises, or (ii) furnish (A) a bond

                                 (14)
satisfactory to a title company selected by Mortgagee (the "Title Insurer") in the amount of the claim out of which the lien arises, (B) to the Mortgagee, a cash deposit (which may be disbursed by the Mortgagee in its sole discretion) in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

          (j) Mortgagor shall use its best efforts to cause compliance by all lessees with all applicable Legal Requirements relating to environmental protection.

          (k) Mortgagor shall promptly provide Mortgagee with copies of all notices received by or prepared by Mortgagor in connection with ISRA, CERCLA, the Spill Act, RCRA or any other environmental law, rule or regulation relating to the Premises. For purposes of this paragraph, the term "notice" shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Trust Estate and Mortgagor with such environmental laws, rules or regulations.

          (l) If this Mortgage is foreclosed, Mortgagor shall deliver the Premises in compliance with all applicable federal, state and local environmental laws, ordinances, rules and regulations, including, without limitation, ISRA.

          (m) Without limiting the generality of Section 5.22, Mortgagor agrees to defend, indemnify and save Mortgagee harmless from and against any loss or liability, cost or expense (including, without limitation, reasonable attorneys' fees, consultants' fees, disbursements and court costs) arising out of, or incurred in connection with, Mortgagor's misrepresentation, or failure promptly (but in no event to exceed the time period permitted by law) to comply with and perform its obligations, under this Section 5.21. The provisions of this subsection (m) shall survive any transfer of the Premises, including a transfer after a foreclosure of this Mortgage.

     (h)  A new Section 5.22 is hereby added to the Original
Mortgage, and shall read in its entirety as follows:

     Section 5.22.  Indemnification.

     Mortgagor shall protect, indemnify, hold harmless and defend Mortgagee and its directors, officers, partners, shareholders, agents, servants and employees from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and court costs), imposed upon or incurred by or asserted against Mortgagee by

                                 (15)




reason of (a) any injury to or death of Persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (b) any use, nonuse or condition of the Premises or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage, (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof made or suffered to be made by or on behalf of Mortgagor, (e) any negligence or tortious act on the part of Mortgagor or any of its agents, contractors, lessees, licensees or invitees, or (f) any work in connection with the Premises; provided, that no amounts shall be payable to Mortgagee under this Section 5.22 in respect of liabilities, obligations, claims, damages, penalties, causes of action, costs or expenses imposed upon or incurred by or asserted against Mortgagee to the extent the same result from any negligence or tortious act on the part of Mortgagee or any of its agents, contractors, lessees, licensees or invitees. All amounts payable to Mortgagee under this Section 5.22 shall be payable on demand; provided, that with respect to consequential damages (other than attorneys' fees, disbursements and court costs imposed upon or incurred by Mortgagee in connection therewith, which shall in all events be payable on demand), no such amounts shall be payable until, and to the extent that, (i) there has been entered the final determination of a court of competent jurisdiction awarding such consequential damages to the party or parties seeking such damages or (ii) an agreement of settlement with respect thereto (which shall have been previously approved by Mortgagor, such consent not to be unreasonably withheld) shall have been executed by Mortgagee and such party or parties. Any such amounts which are not paid within 5 days after demand therefor by Mortgagee shall bear interest at the rate set forth in the Note from the date of such demand and all such amounts and interest thereon shall be secured by the lien of this Mortgage. In case any action, suit or proceeding is brought against Mortgagee by reason of any such occurrence, Mortgagor, upon request of Mortgagee, shall, at Mortgagor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by Mortgagor and approved by Mortgagee, which approval shall not be unreasonably withheld; provided, that Willkie, Farr & Gallagher is hereby approved by Mortgagee.

     (h)  A new Section 5.23 is hereby added to the Original
Mortgage and shall read in its entirety as follows.

                                 (16)

     Section 5.23.  Facility Leases.

     (a) Mortgagor shall do or cause to be done all things necessary to preserve and keep unimpaired the rights of Mortgagor, as lessee under all Facility Leases (herein defined), and, to prevent any termination, surrender, cancellation, forfeiture or impairment of any thereof. "Facility Leases" shall mean (i) the Marina Lease and (ii) any other leases which are Facility Leases from time to time under the Indenture of Mortgage and Security Agreement between Mortgagor and Trump's Castle Funding, Inc. as the Mortgagee, as assigned to First Bank National Association, in its capacity as Mortgage Note Trustee under a Mortgage Note Indenture of even date herewith, as same is from time to time amended, as each such Facility Lease is from time to time amended, supplemented, restated or otherwise modified which for all purposes of this Mortgage includes extensions and/or renewals. Mortgagor shall at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as lessee under each of the Facility Leases (including, without limitation, the covenant to pay rent and all taxes, assessments and other charges mentioned therein) prior to the expiration of any notice and/or cure period provided in each such Facility Lease. Upon receipt by Mortgagee from a Lessor of any written notice of default by the lessee thereunder, Mortgagee may rely thereon and take any action Mortgagee deems necessary in its sole discretion to prevent or to cure any default by Mortgagor in the performance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by Mortgagor as lessee under such Facility Lease, even though the existence of such default or the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor. Without limiting the generality of
Section 3.09, Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable for the purpose permitted by the immediately preceding sentence, subject only to applicable Legal Requirements. Without limiting Mortgagor's obligations or Mortgagee's rights set forth above or limiting Mortgagee's other remedies under this Mortgage, Mortgagee may pay and expend such sums of money as Mortgagee in its sole discretion deems necessary for any such purpose, and Mortgagor hereby agrees to pay to Mortgagee immediately and without demand, all such sums referred to above, so paid and expended by Mortgagee, together with interest thereon from the date of each such payment at the highest rate of interest set forth in the Note. All sums so paid and expended by Mortgagee, and the interest thereon, shall be added to and be secured by the lien of this Mortgage.

     (b)  Mortgagor further covenants and agrees as follows:


                                 (17)

          (i) Mortgagor shall not surrender, terminate or cancel any Facility Lease, and shall not without the consent of Mortgagee modify, change, supplement, alter or amend any Facility Lease either orally or in writing if an impairment of the security granted under this Mortgage would result therefrom. As further security for the repayment of the indebtedness secured hereby and for the performance of the covenants herein and in each Facility Lease contained Mortgagor hereby assigns to Mortgagee all of Mortgagor's rights, privileges and prerogatives as lessee under each Facility Lease to terminate, cancel, modify, change, supplement, alter or amend such Facility Lease and any such termination, cancellation, modification, change, supplement, alteration or amendment of a Facility Lease without the prior consent thereto by Mortgagee shall be void and of no force and effect. Unless (1) an Event of Default has occurred and is continuing and (2) either (A) there has been an acceleration of maturity of the Note pursuant to Section 3.02 or (B) Mortgagee exercises its rights under Section 3.09, Mortgagee shall have no right to terminate, cancel, modify, change, supplement, alter or amend any Facility Lease.

          (ii) No release or forbearance of any of Mortgagor's obligations under any Facility Lease, pursuant to such Facility Lease or otherwise, shall release Mortgagor from any of Mortgagor's other obligations under this Mortgage.

          (iii) Unless Mortgagee shall otherwise expressly consent in writing, the fee title to the premises leased pursuant to the Facilities Leases ("Leased Facilities") and Mortgagor's leasehold estates therein shall not merge and shall always remain separate and distinct, notwithstanding the union of said estates either in the Lessor or in the lessee, or in a third party by purchase or otherwise.

          (iv) Mortgagor shall promptly notify Mortgagee in writing of any request made by Mortgagor, as lessee under any Facility Lease, or any of the Lessors, for arbitration proceedings under any Facility Lease and of the institution of any arbitration proceedings, as well as all proceedings thereunder. Mortgagor shall promptly deliver to Mortgagee a copy of the determination of the arbitrators in each such arbitration proceedings. Mortgagee shall have the right to participate in such arbitration proceedings in association with Mortgagor or on its own behalf as an interested party.

          (v) Mortgagor shall not consent to the subordination of any Facility Lease to any mortgage, deed of trust or

                                 (18)
     other lien on the fee interest of the lessor under any Facility Lease ("Lessor").

          (vi) If Mortgagor acquires fee simple title or any other estate, title or interest in any Leased Facility, Mortgagor shall promptly notify Mortgagee of such acquisition and, on request by Mortgagee, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of Mortgagee be required or desirable to carry out the intent and meaning of clauses (b) and (c) of Granting Clause Fifth.

          (vii) Within 5 days after Mortgagor's receipt of any notice of any motion, application or effort to reject any Facility Lease by any Lessor or any trustee arising from or in connection with any case, proceeding or other action commenced or pending by or against any Lessor under the Federal Bankruptcy Code or any comparable provision contained in any present or future federal, state, local, foreign or other statute, law, rule or regulation ("Comparable Provision"), Mortgagor shall give notice thereof to Mortgagee. Mortgagor hereby (A) assigns to Mortgagee any and all of Mortgagor's rights as lessee under
     Section 365(h) of the Code or any Comparable Provision and
     (B) covenants that it shall not elect to treat any Facility Lease as terminated pursuant to Section 365(h) of the Code or any Comparable Provision without the prior consent of Mortgagee and (C) agrees that any such election by Mortgagor without such consent shall be null and void.

          (viii) Without limiting the generality of the foregoing, to the extent permitted by applicable law, Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor's claims and rights to the payment of damages arising from any rejection by Lessor of any Facility Lease under the Code or any Comparable Provision. Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Facility Lease, including, without limitation, the right to file and prosecute, in cooperation with Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of Lessor under the Code or any Comparable Provision. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by Mortgagee in damages arising out of the rejection of any Facility Lease as aforesaid shall be


                                (19)
     applied first to all reasonable costs and expenses of Mortgagee (including, without limitation, reasonable attorneys' fees, disbursements and court costs) incurred in connection with the exercise of any of its rights or remedies under this Section 5.23, and thereafter as provided in Section 3.03.

          (ix) If there shall be filed by or against Mortgagor a petition under the Code or any Comparable Provision and Mortgagor, as lessee under any Facility Lease, shall determine to reject such Facility Lease, Mortgagor shall give Mortgagee not less than 10 days' prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for authority to reject such Facility Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such 10-day period a notice stating that
     (a) Mortgagee demands that Mortgagor assume and assign such Facility Lease to Mortgagee pursuant to Section 365 of the Code or any Comparable Provision and (b) Mortgagee covenants to cure or provide adequate assurance of future performance under such Facility Lease. If Mortgagee serves upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject such Facility Lease and shall comply with the demand provided for in clause (a) of the preceding sentence within 30 days after the notice shall have been given subject to the performance by Mortgagee of the covenant provided for in clause (b) of the preceding sentence. The foregoing provisions of this Section 5.23(ix) shall not apply to the extent not permitted by applicable law. Effective upon the entry of an order for relief in respect of Mortgagor under Chapter 7 of the Code or any Comparable Provision, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for any order extending the period during which such Facility Lease may be rejected or assumed.

          (x) Mortgagor shall promptly give to Mortgagee copies of (A) all notices of default and (B) any other communications or notices with respect to events that relate to the possible impairment of the security of this Mortgage, which Mortgagor shall give or receive under any Facility Lease and shall promptly notify Mortgagee of any default under any Facility Lease on the part of the Lessor or Mortgagor.

          (xi) Mortgagor shall enforce with due diligence all of the obligations of the Lessor under each Facility Lease, to the end that Mortgagor may enjoy all of the rights and privileges granted to it under the Facility Leases.

                                 (20)

          (xii) Mortgagor shall notify Mortgagee within 5 days after the transfer of a fee interest in any Leased Facility or any portion thereof to or from an Affiliate.

          (xiii) No Affiliate of Mortgagor shall at any time hereafter acquire fee title to the leased land or any portion thereof unless simultaneously with such acquisition such Affiliate and Mortgagor execute and exchange (and deliver to the Mortgagee an executed counterpart of) an instrument in form and substance satisfactory to Mortgagee providing that so long as such Affiliate owns such fee title
     (A) such Affiliate shall not terminate the applicable Facility Lease for any reason whatsoever (including, without limitation, due to the default of Mortgagor under such Facility Lease) and (B) such Affiliate shall not accept, and, if tendered by Mortgagor shall promptly return to Mortgagor, any payment of rent or other charges payable under such Facility Lease in excess of the amount required to pay the debt service and other sums payable under any mortgage affecting such Affiliate's fee interest in the applicable Leased Facility (and such Affiliate shall use such funds only to pay its debt service obligations and other sums payable under such mortgage) at any time that an Event of Default, or a Default of the type described in Sections 7.1(a), (b) and (f) of the Credit Agreement, shall have occurred and be continuing under this Mortgage or the Credit Agreement.

     (c) Subject to the provisions of Subsection 5.23(b)(iii), if both the lessor's and lessee's estates under any Facility Lease or any portion thereof shall at any time become vested in one owner, this Mortgage and the lien created hereby shall nevertheless not be destroyed or terminated by application of the doctrine of merger and, in such event, Mortgagee shall continue to have all of the rights and privileges of a first leasehold mortgagee.

     (d) Mortgagor hereby acknowledges that if any Facility Lease shall be terminated prior to the natural expiration of its term due to default by the lessee thereunder, and if pursuant to such Facility Lease, Mortgagee or its designee shall acquire from the Lessor a new lease of the Leased Facility or any portion thereof, Mortgagor shall have no right, title or interest in or to such lease or the leasehold estate created thereby, or the options therein contained.

     (e) Each Facility Lease hereafter entered into or assumed by Mortgagor as lessee or sublessee shall contain provisions (i) permitting the assignment of the same to Mortgagee and permitting assignment without the lessor's consent if this Mortgage is foreclosed; and (ii) providing protection to Mortgagee, as

                                 (21)
leasehold mortgagee, in form reasonably satisfactory to Mortgagee.

     9. Other Matters. Other changes to the Original Mortgage and other matters are as follows:

          (a)  The title of the Original Mortgage, "Indenture of
Mortgage", shall hereafter be "Indenture of Mortgage and Security
Agreement" including in the cover page and page one of the Original Mortgage.

          (b) This will confirm that the word "lease" includes any license agreement, concession agreement or other occupancy agreement.

          (c) Mortgagor hereby confirms to and agrees with the Mortgagee as follows:

               (i) The liens granted to Mortgagee pursuant to the Mortgage, as amended hereby, and in the Assignment of Leases and Rents, as amended by Amendment No. 1 thereto of even date herewith, and the Assignment of Operating Assets, as amended by Amendment No. 1 thereto of even date herewith, are senior (and not pari passu or subordinate) in all respects to the mortgages and other liens and security interests granted to Trump's Castle Funding, Inc. and/or each Trustee against, in and to the Trust Estate (including any part thereof).

               (ii) The grant of the mortgage lien and security interest to Mortgagee in the Original Mortgage included a mortgage lien and security interest in Mortgagor's right, title and interest in and to the following property (other than Excepted Property): accounts, accounts receivable, and other income and proceeds (including without limitation, all rents, fees, charges, accounts, issues, profits, revenues and payments for or from (a) the use or occupancy of the rooms and other public facilities in the Hotel and (b) the operation of the Casino).

               (iii) The definition of "Marina Lease" includes, without limitation, extensions.

               (iv) The term "Maturity" is intended to and does include, without limitation, scheduled principal payments.

               (v) The term "Permits" is intended to and does include authorizations.

               (vi) All notices pursuant to Section 1.02 must be given in writing.

                                 (22)

               (vii)  The word "document", when used in the
Mortgage, includes, without limitation, approvals, appraisals, notes, securities and other instruments.

               (viii) Whenever the words "including", "includes" or similar words are used in this Mortgage, the same shall mean
"including without limitation", "includes without limitation", etc., notwithstanding that in some instances this use is specified and in other instances it is not.

               (ix) When used in Section 3.07 and elsewhere, expenses are intended to and does include disbursements, including court costs.

               (x) The word "will" is not intended to be and is not any less binding in any manner upon Mortgagor as the word
"shall".

               (xi) The word "all" in the Granting Clauses of this Mortgage was intended to and does include each of the properties, rights, privileges, interests and other assets of Mortgagor therein described (other than Excepted Property).

          (d) Anything contained in this Amendment No. 1 to the contrary notwithstanding, nothing contained herein is intended to or shall or does lessen or impair in any respect the establishment of or priority of the liens and security interests granted pursuant to the Original Mortgage.

          (e) Mortgagor acknowledges it has received a true copy of this Amendment No. 1.

          (f)  The June 30 date in the first line of Section
5.07(b) of the Original Mortgage is amended to be November 30.

     10. Limited Amendment. The Original Mortgage remains unamended (except to the extent expressly set forth above) and in full force and effect.

                                 (23)

     IN WITNESS WHEREOF, the Mortgagor has caused this Amendment
No. 1 to the Amended and Restated Indenture of Mortgage to be duly executed and witnessed, all as of the day and year first above written.

WITNESS:                      TRUMP'S CASTLE ASSOCIATES


__________________________     By:_____________________________
                                   Donald J. Trump
                                   Its Managing Partner






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








     IN WITNESS WHEREOF, Mortgagee has accepted and approved this Amendment No. 1 to the Amended and Restated Indenture of Mortgage and caused this instrument to be duly executed and witnessed, all as of the date and year first above written.

WITNESS:                      MIDLANTIC NATIONAL BANK


_______________________       By:_____________________________
                                 Ben Berzin, Jr.
                                 Senior Vice President





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






STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

     BE IT REMEMBERED that on this ____ day of December, 1993, before me, the subscriber, a Notary Public of the state of New York, personally appeared, Donald J. Trump, the Managing Partner of TRUMP'S CASTLE ASSOCIATES, a New Jersey general partnership, who, I am satisfied, is the person who has signed the within instrument as the Managing Partner of said general partnership, and he acknowledged that he signed, sealed and delivered the same as such Managing Partner, that the within instrument is the voluntary act and deed of said general partnership made by virtue of its Board of Partnership Representatives, and that he received a true copy of the within instrument on behalf of said general partnership.


                         _______________________________
                         Notary Public of the State of
                         New York {Seal}





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






STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     BE IT REMEMBERED, that on this ____ day of December, 1993, before me the subscriber, a Notary Public of the State of New Jersey, personally appeared Ben Berzin, Jr., the Senior Vice President of MIDLANTIC NATIONAL BANK, a national banking association, who I am satisfied is the person who executed the within instrument, as Senior Vice President of said association, and he acknowledged that he signed, sealed with the proper corporate seal and delivered the same as such officer, that the within instrument is the voluntary act and deed of such association made by virtue of authority of its board of directors, and that he received a true copy of the within instrument on behalf of such association.


                    ________________________________________
                    Notary Public of the State of New Jersey
                                                 {Seal}





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